SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 6, 2000



                           WORLDCAST INTERACTIVE, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Florida                    0-24283              65 062 3427
   ----------------------------------------------------------------------------
  (State or other jurisdiction       (Commission File            (IRS
   Employer or incorporation)          Number)               Identification No.)

    2821 East Commercial Boulevard, Suite 202, Fort Lauderdale, Florida 33308
    -------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code      (954) 771-7950
                                                        --------------

ITEM 2.  Acquisition or Disposition of Assets

         WorldCast Interactive, Inc. ("WorldCast") and its wholly-owned subsidiary, ConvergIT, Inc. ("ConvergIT"), have entered into an Agreement and Plan of Merger, originally dated May 8, 2000 ("Merger Agreement") with Cable Tech, Inc. ("Cable Tech") and Cable Tech's wholly-owned subsidiary, Lyncs Technologies, Inc. ("Lyncs Technologies"). The Merger Agreement provided, among other things that upon the terms and subject to conditions therein, for the merger of ConvergIT into Cable Tech. Cable Tech, the surviving corporation, became a wholly-owned subsidiary of WorldCast. Cable Tech and ConvergIT made the appropriate filings to complete the Merger Agreement with the State of California and State of Florida on August 31, 2000 and August, 17, 2000, respectively.

         Under the Merger Agreement, all of the shares of capital stock of Cable Tech issued and outstanding are exchanged for 865,067 shares of Series B Convertible Preferred Stock of WorldCast. The owners of Series B Convertible Shares are entitled to convert those preferred shares to common shares on a semi-annual basis. Each preferred share has voting rights equivalent to 4.6245 shares of WorldCast common stock and shall be converted into 4.6245 shares of WorldCast common stock upon the election of the preferred shareholder. Preferred shareholders are also provided with liquidation preferences in the amount equal to $9.25 per share, adjusted to reflect a price increase of 10% per annum, compounded daily, plus any and all accrued and unpaid dividends. The preferred shareholders shall elect a majority of WorldCast's board of directors if WorldCast fails to obtain the following requirements by June 30, 2001:

         1)       obtaining of $5,000,000 of funding;

         2) increase Cable Tech's "run rate" by $5,000,000 during the 12 month period ended June 30, 2001;

         3) obtain a listing of WorldCast's common stock on the OTC bulletin Board; and

         4) settle all Cable Tech's debts and obligations secured by personal guarantee or surety agreements existing as of June 30, 2000.

         If WorldCast fails to obtain the requirements by June 30, 2001, the preferred shareholders will retain the right to elect a majority of the board of directors until the Company satisfies the above requirements.

         In connection with the execution of the Merger Agreement, WorldCast, Perrins Management Corporation ("Consultant") and Robert H. Perrins, Jr., entered into a Consulting Agreement ("Consulting Agreement"). Under this Agreement, the Consultant shall provide consulting services to WorldCast for a period of one year commencing July 1, 2000. In consideration of the services, Mr. Perrins shall be granted and issued 4,000,000 and 3,760,000 units of WorldCast share appreciation rights ("SAR") convertible into 7,760,000 shares of common stock of WorldCast at a conversion ratio of 1:1 or, at the sole election of Mr. Perrins, each SAR unit may be converted into cash at the rate of $.40 per

SAR unit, subject to a claw-back provision set forth in the Consulting Agreement. The claw-back provision provides that in the event that the share price of common stock of WorldCast is $2.00 per share or more on July 1, 2001 (or 90 days prior thereto), then 3,000,000 of the 7,760,000 SAR units issued to Bob Perrins will be canceled and the total consideration Bob Perrins is entitled will be the remaining SAR units. In further consideration of the services to be provided by the Consultant, WorldCast shall pay the Consultant a consulting fee of $20,833.00 per month for an additional term of 2 years.

         In addition, WorldCast, Perrins Management Corporation, and Robert H. Perrins, Jr., entered into a financial accommodation agreement pursuant to which WorldCast will issue Mr. Perrins 1,187,104 shares of WorldCast common stock, in lieu of and in full satisfaction of a repayment of a loan payable to Mr. Perrins in the amount of $454,008.39.

         The foregoing summaries of the Merger Agreement and Consulting Agreement are qualified in their entirety by reference to the full text of such agreements, a copy of which are filed hereto.

ITEM 7. Financial Statements, Unaudited Pro Forma Financial Information and Exhibits.

The following financial statements, unaudited pro forma financial information and exhibits are filed as part of this report.

         a.       Financial Statements

                  Cable Tech, Inc. and its subsidiary Lyncs Technologies

                  Report of Independent Certified Public Accountants

                  1999 and 2000 Financial Statements:
                    o    Consolidated Balance Sheet as of February 29,2000
                    o Consolidated Statement of Operations for the two years ended February 29,2000 and February 28,1999
                    o Consolidated Statement of Stockholders Deficit for the two years ending February 29,2000
                    o Consolidated Statement of Cash Flows for the two years ended February 29,2000 and February 28,1999

                  Notes to Financial Statements

         b.       Unuadited Pro Forma Financial Information.


         The unaudited pro forma financial information of the Company for the indicated periods is attached hereto as Attachment 7(b) and is incorporated herein by this reference.

         c.       Exhibits

                  1(a)* Agreement and Plan of Merger dated May 8, 2000 by and among WorldCast Interactive, Inc., ConvergIT, Inc., Cable Tech, Inc., and Lyncs Technologies, Inc.

                  1(b)* Amendment to Agreement and Plan of Merger dated June 30, 2000.

                  1(c)* Second Amendment to Agreement and Plan of Merger dated July 24, 2000.

                  2(a)* Consulting Agreement between WorldCast Interactive, Inc., Perrins

                          Management Corporation and Robert H. Perrins, Jr., dated May 8, 2000.

                  2(b)*   Addendum to Consulting Agreement dated June 30, 2000.

                  2(c)*   Certificate of Determination of Share Appreciation
                          Rights.

                  3(a)* Articles of Amendment to the Articles of Incorporation designating Series B Preferred Stock.

                  3(b)*   Articles of Merger filed with State of Florida.

                  3(c)*    Merger Agreement filed with the State of California.


* Incorporated herein by reference and filed as an exhibit to the Company's Current Report on Form 8-K,dated September 6,2000


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              WORLDCAST INTERACTIVE, INC.


                                              By: /s/ Robert S. Kelner
                                              -----------------------------
                                              Robert S. Kelner, President

DATED: December 15, 2000

                                 Attachment 7(a)

               Report of Independent Certified Public Accountants

Board of Directors
Cable Tech, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Cable Tech, Inc. and its wholly-owned subsidiary Lyncs Technologies, Inc. as of February 29, 2000, and the related consolidated statements of operations, stockholder's deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of February 29, 2000, and the consolidated results of their operations and their consolidated cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP
----------------------





San Jose, California

June 9, 2000, except for Note 10
as to which the date is August 17, 2000

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

Cable Tech, Inc.:

We have audited the accompanying statements of operations, stockholders' deficit and cash flows of Cable Tech, Inc. (a corporation) for the year ended February 28, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion of these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of the operations and the cash flows of Cable Tech, Inc. for the year ended February 28, 1999, in conformity with generally accepted accounting principles.

March 18, 2000, except
for Note 10 as to which
the date is August 17, 2000


                                                    /s/ HAYASHI & WAYLAND
                                                    -----------------------
                                                    ACCOUNTANCY CORPORATION

                                Cable Tech, Inc.

                           CONSOLIDATED BALANCE SHEET

                                February 29, 2000

                                     ASSETS
Current assets
      Cash                                                                     $    98,000
      Accounts receivable, net of allowance for doubtful accounts of $40,000       784,000
      Other receivables                                                              5,000
      Prepaid expenses                                                               3,000
          Total current assets                                                     890,000

Property and equipment, net                                                         26,000

Other assets                                                                        93,000
                                                                               -----------

          Total assets                                                         $ 1,009,000
                                                                               ===========

                      LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities
      Line of credit                                                           $   578,000
      Current portion of long-term debt                                            606,000
      Accounts payable                                                             497,000
      Accrued expenses                                                             170,000
      Deferred compensation                                                      1,083,000
                                                                               -----------
          Total current liabilities                                              2,934,000

Long-term debt, less current portion                                               435,000

Stockholder's deficit
      Common stock: no par value, 1,000,000 shares authorized, 5,000 shares
        issued and outstanding                                                      20,000
      Accumulated deficit                                                       (2,380,000)
                                                                               -----------
          Total stockholder's deficit                                           (2,360,000)
                                                                               -----------

          Total liabilities and stockholder's deficit                          $ 1,009,000
                                                                               ===========



See acocmpanying notes to consolidated financial statements.

                                Cable Tech, Inc.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

           For the years ended February 29, 2000 and February 28, 1999



                                                       2000            1999
                                                    -----------     -----------

Net sales                                           $ 5,927,000     $ 6,327,000
Cost of sales                                         3,523,000       4,515,000
                                                    -----------     -----------

             Gross profit                             2,404,000       1,812,000


Operating expenses                                    2,183,000       2,406,000
                                                    -----------     -----------


             Income (loss) from operations              221,000        (594,000)


Other income (expense):
    Interest expense                                   (237,000)       (219,000)
    Other                                                10,000          19,000
                                                    -----------     -----------
             Total other income (expense)              (227,000)       (200,000)
                                                    -----------     -----------


             Net loss before income taxes                (6,000)       (794,000)

Income tax benefit                                           --          93,000
                                                    -----------     -----------

             Net loss                               $    (6,000)    $  (701,000)
                                                    ===========     ===========


See accompanying notes to consolidated financial statements.

                                Cable Tech, Inc.

                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S DEFICIT

                    For the two years ended February 29, 2000



                                                  Common Stock                     Accumulated
                                           Shares                Amount               Deficit                Total
                                           ------                ------               -------                -----
Balances at March 1, 1998                     5,000           $    20,000           $(1,673,000)           $(1,653,000)


Net loss                                         --                    --              (701,000               (701,000)
                                        -----------           -----------           -----------            -----------

Balances at February 28, 1999                 5,000                20,000            (2,374,000)            (2,354,000)


Net loss                                         --                    --                (6,000)                (6,000)
                                        -----------           -----------           -----------            -----------

Balances at February 29, 2000                 5,000           $    20,000           $(2,380,000)           $(2,360,000)
                                        ===========           ===========           ===========            ===========


See accompanying notes to consolidated financial statements.

                                Cable Tech, Inc.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

           For the years ended February 29, 2000 and February 28, 1999



                                                                       2000               1999
                                                                    ---------           ---------
Cash flows from operating activities:
    Net loss                                                        $  (6,000)          $(701,000)
    Adjustments to reconcile net loss to net cash used in
      operating activities:
        Depreciation and amortization                                  14,000              24,000

        Provision for doubtful accounts                                    --              25,000

        Gain on disposal of property and equipment                     (1,000)             (1,000)
        Changes in operating assets and liabilities:
          Accounts receivable                                         (49,000)            345,000

          Other receivables                                            93,000             (94,000)

          Perpaid expenses                                             19,000               3,000

          Other assets                                                (45,000)            (24,000)

          Accounts payable                                            (87,000)            238,000

          Accrued expenses                                             46,000            (224,000)
                                                                    ---------           ---------

                 Net cash used in operating activities                (16,000)           (409,000)

Cash flows from investing activities:
    Proceeds from the disposal of property and equipment               16,000               1,000

Cash flows from financing activities:
    Change in bank overdraft                                          (59,000)             59,000

    Net (payments on) borrowings from line of credit                  (71,000)            235,000

    Proceeds from borrowings on long-term debt                        435,000             200,000

    Principal payments on long-term debt                              (84,000)            (35,000)

    Deferred compensation payments                                   (123,000)           (108,000)
                                                                    ---------           ---------


See accompanying notes to consolidated financial statements.



                                      F-6




                 Net cash provided by financing activities             98,000             351,000
                                                                    ---------           ---------


                 Net change in cash                                    98,000             (57,000)


Cash at beginning of year                                                  --              57,000
                                                                    ---------           ---------

Cash at end of year                                                 $  98,000           $      --
                                                                    =========           =========

Supplemental disclosure of cash flow information:
-------------------------------------------------
Cash paid during the year for:
      Interest                                                      $ 229,000           $ 219,000
      Income taxes
                                                                           --              14,000




See accompanying notes to consolidated financial statements.

                                Cable Tech, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     February 29, 2000 and February 28, 1999

NOTE 1 - BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Cable Tech, Inc. (the "Company") was incorporated in California on March 5, 1984. The Company is engaged primarily in the sale and installation of data and telecommunication cable and equipment to companies and governmental agencies located primarily in the United States of America.

    Principles of Consolidation
    ---------------------------

       The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Lyncs Technologies, Inc., which was incorporated on March 1, 1999. All significant intercompany accounts and transactions have been eliminated.

    Revenue Recognition
    -------------------

       The Company recognizes revenues as goods are shipped and services are delivered.

    Inventories
    -----------

       Materials and supplies are primarily ordered for specific installations and the cost is charged in full to each installation. Surplus materials and supplies remaining from each installation are assigned no value.

    Property and Equipment
    ----------------------

       Property and equipment consists primarily of warehouse and office equipment and automobiles. Depreciation is calculated based on estimated useful lives, ranging from 4 to 7 years, using the straight-line and double declining balance methods. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvement.

    Income Taxes
    ------------

       Income taxes are computed using an asset and liability method. Under an asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using currently enacted tax rates and laws. A valuation allowance is provided when deferred tax assets are not expected to be realized.

    Fair Value of Financial Instruments
    -----------------------------------

       The fair value of cash, trade receivables, trade payables and bank debt approximates carrying value due to the short maturity of such instruments. The fair value of related party debt is not determinable given the related party nature of such debt. The fair value of the cash surrender value of life insurance approximates market value due to the terms of similar policies.

    Use of Estimates
    ----------------

       The preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Concentrations
    --------------

       The Company provides credit to its customers, who are located primarily in the United States of America. The Company maintains reserves for potential credit losses and such losses have not exceeded management's expectations. One customer accounted for approximately 13% and 15% of net sales for the years ended February 29, 2000 and February 28, 1999, respectively. Another customer accounted for approximately 11% of net sales for the year ended February 28, 1999.

NOTE 2 - PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

       Office equipment                                          $     127,000
       Machinery and equipment                                          49,000
       Automobiles and trucks                                           21,000
       Leasehold improvements                                           14,000
                                                                 -------------
                                                                       211,000

       Less accumulated depreciation and amortization                 (185,000)
                                                                 -------------

                                                                 $      26,000
                                                                 =============

NOTE 3 - OTHER ASSETS

    Other assets consists of the following:

       Cash surrender value of life insurance                    $      87,000
       Deposits                                                          6,000
                                                                 -------------

                                                                 $      93,000
                                                                 =============

NOTE 4 - LINE OF CREDIT

    The Company has a $700,000 line of credit facility with a financial institution that bears interest at prime (8.75% at February 29, 2000) plus 1.5% and expires in July 2000. The line is collateralized by the Company's accounts receivable and property and equipment, and is guaranteed by the Company's sole stockholder. As of February 29, 2000, the Company had $122,000 available for additional borrowing. The agreement with the financial institution stipulates that upon acquisition of the Company the line will not automatically transfer to the acquiring company (see Note 10).

NOTE 5 - LONG-TERM DEBT

    Long-term debt consists of the following:

       Note payable to a financial institution, with principal due in monthly installments of $3,333, plus interest bearing at prime plus 0.75%. The
       note matures in November 2003.                                                        $     150,000

       Note  payable  to a  former  stockholder  of  the  Company,  due  in  monthly installments of $5,232,  including interest bearing at 8% per annum,  through
       January 2011.                                                                               456,000

       Note payable to the Company's sole  stockholder,  with interest bearing at 8%
       per annum.  The  principal  and accrued  interest is due upon final  maturity
       in February 2003.                                                                           435,000
                                                                                             -------------
                                                                                                 1,041,000

       Less current portion                                                                       (177,000)
                                                                                             -------------

       Long-term debt                                                                        $     864,000
                                                                                             =============

    The note payable to a financial institution is guaranteed by the Company's sole stockholder. The acquisition of the Company, as described in Note 10, is an event of default in accordance with the terms of the note agreement and stipulates that the entire amount outstanding becomes immediately due and payable. As such, the Company has classified the entire amount due on this note at February 29, 2000 as a current liability.

    The note payable to a former stockholder was issued in February 1996 in connection with the Company repurchasing and retiring the former stockholder's shares of the Company's common stock. The note has been subsequently converted into equity in connection with the acquisition of the Company, as described in Note 10.

    The note payable to the Company's sole stockholder was issued in December 1999 in order to provide the Company with working capital and to pay off other debt obligations of the Company. The note has been subsequently converted into equity in connection with the acquisition of the Company, as described in Note 10.

    The aggregate maturities of debt are as follows:

       Year ending February 28,

                 2001                                              $     177,000
                 2002                                                     30,000
                 2003                                                    467,000
                 2004                                                     35,000
                 2005                                                     37,000
                 Thereafter                                              295,000
                                                                   -------------

                                                                   $   1,041,000
                                                                   =============

NOTE 6 - DEFERRED COMPENSATION AGREEMENT

    The Company has a deferred compensation agreement with a former stockholder of the Company. Contractual payments under this obligation, subject to the terms of the agreement, are due as follows:

       Year ending February 28,

                 2001                                              $     240,000
                 2002                                                    240,000
                 2003                                                    240,000
                 2004                                                    240,000
                 2005                                                    238,000
                 Thereafter                                              261,000
                                                                   -------------

                                                                   $   1,459,000
                                                                   =============

    At February 29, 2000, the present value of the remaining contractual payments was $1,083,000, which has been computed using a discount rate of 10%. The balance of the remaining contractual payments has been subsequently converted into equity in connection with the acquisition of the Company, as described in Note 10.

NOTE 7 - EMPLOYEE BENEFIT PLANS

    The Company sponsors a profit sharing plan for its nonunion employees. The Company made no matching contributions for the years ended February 29, 2000 and February 28, 1999.

    The Company's union employees are covered by a union pension plan. In addition, the Company sponsors a savings and retirement 401(k) plan for union employees. The Company contributed $8,000 and $5,000 to this 401(k) plan during the years ended February 29, 2000 and February 28, 1999, respectively.

NOTE 8 - INCOME TAXES

    No provision for federal and state income taxes has been recorded in 2000 as the Company has a net operating loss for the year ended February 29, 2000. In 1999, the Company reported a current tax benefit of $93,000 related to the recovery of previously paid taxes. The following table sets forth the primary components of deferred tax assets at February 29, 2000:

       Net operating loss and credit carryforwards              $     275,000
       Deferred compensation not deducted for taxes                   431,000
       Other non-deductible reserves and expenses                      67,000
                                                                -------------
              Gross deferred tax assets                               773,000
       Valuation allowance                                           (773,000)
                                                                --------------

                                                                $          -
                                                                =============

    The Company believes sufficient uncertainty exists regarding the realizability of the deferred tax assets such that a full valuation allowance is required. The valuation allowance provided against the deferred tax assets decreased by $3,000 during the year ended February 29, 2000 and increased by $165,000 during the year ended February 28, 1999. At February 29, 2000, the Company had approximately $676,000 of federal net operating loss carryforwards for tax reporting purposes available to offset future taxable income; such carryforwards will expire in 2019. Additionally, the Company has approximately $509,000 of state net operating loss carryforwards for tax reporting purposes which will expire in 2004.

NOTE 9 - COMMITMENTS

    The Company leases automobiles, equipment and facilities under operating lease agreements. Rental expense was $102,000 and $99,000 for the years ended February 29, 2000 and February 28, 1999, respectively. Minimum future lease payments under the Company's operating leases are as follows:

       Year ending February 28,
       ------------------------

                 2001                                           $      41,000
                 2002                                                   5,000
                 2003                                                   3,000
                 2004                                                   3,000
                 2005                                                   1,000

NOTE 10 - ACQUISITION

    On August 17, 2000 the Company completed a merger with WorldCast Interactive, Inc. ("WorldCast") whereby WorldCast has acquired all of the outstanding common stock of the Company in exchange for 865,067 shares of WorldCast Series B convertible preferred stock.

    Upon the closing of the merger, the amount then outstanding under the note payable to the Company's sole stockholder was converted into 1,187,104 shares of WorldCast common stock, and the note payable to a former stockholder and the deferred compensation agreement were converted into (i) 416,000 shares of WorldCast Series A mandatorily redeemable convertible preferred stock, and (ii) 51,185 units of WorldCast stock appreciation rights.

                                 Attachment 7(b)

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following Unaudited Pro Forma Combined Financial Information gives effect to the consummation of the Acquisition of Cable Tech, Inc. and its subsidiary (accounted for as a purchase for financial accounting purposes), the issuance of Series B Convertible Preferred Stock, the conversion of certain debt due the former sole shareholder of Cable Tech into the Common stock of the WorldCast Interactive, Inc. and the consulting agreement between the former shareholder of Cable Tech and WorldCast Interactive, Inc. in each case as if they had been consummated: (i) on June 30, 2000 in the case of the Unaudited Pro Forma Combined Balance Sheet; and (ii) on January 1, 1999 and 2000 respectively ,the first days of WorldCast's fiscal year, in the case of the Unaudited Pro Forma Combined Statements of Operations for the fiscal year ended December 31, 1999 and the six months ended June 30, 2000.

The following Unaudited Pro Forma Combined Financial Information is presented for illustrative purposes only and does not purport to be indicative of the Company's actual financial position or results of operations as of the date here of or for any other future date and is not necessarily indicative of what the Company's actual financial position or results of operations would have been had the Transactions been consummated on the above-referenced dates, nor does it give effect to (i) any transaction other than the Transactions and those described in the Notes to the Unaudited Pro Forma Combined Information or (ii) WorldCast's-Cable Tech's results of operations since June 30, 2000.

In the preparation of the following Unaudited pro Forma Combined Financial Information, it has generally been assumed that the historical value of Cable Tech's assets and liabilities approximate the fair value thereof as an independent valuation thereof has not been completed. The Company is required to determine the fair value of the assets and liabilities of Cable Tech, Inc. and subsidiary (including intangible assets). The valuation will be completed in the near term. Although such determination of the fair value is not presently expected to result in values that are materially greater or less than the value assumed in the preparation of the following Unaudited Pro Forma Combined Financial Information, there can be no assurance with respect thereto.

The Unaudited Pro Forma Combined Balance Sheet at June 30, 2000 is based upon WorldCast's and Cable Tech's financial positions at June 30, 2000. The Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1999 is based on WorldCast's and Cable Tech's results of operations for the year ended December 31, 1999. The Unaudited Pro Forma Combined Statement of Operations for the six months ended June 30, 2000 is based on WorldCast's and Cable Tech's results of operations for the six months ended June 30, 2000.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

BALANCE SHEET
AS OF JUNE 30, 2000

                                                               HISTORICAL                            PRO FORMA
                                                               WORLDCAST          CABLETECH          ADJUSTMENTS         COMBINED

CASH AND CASH EQUIVALENTS                                     $     54,283       $    118,294                          $    172,577
ACCOUNTS RECEIVABLE, NET                                      $         --       $  2,485,118       $         --       $  2,485,118
OTHER RECEIVABLES                                             $         --       $      5,000       $         --       $      5,000
PREPAID EXPENSES                                              $         --       $     25,311       $         --       $     25,311
TOTAL CURRENT ASSETS                                          $     54,283       $  2,633,723       $         --       $  2,688,006

INVESTMENT IN SUBSIDIARY                                      $    259,323       $         --     1 $   (259,323)      $          0
PROPERTY PLANT AND EQUIPMENT (NET)                            $     46,931       $     22,484       $         --       $     69,415
OTHER ASSETS                                                  $         --       $     92,749       $         --       $     92,749
GOODWILL (NET)                                                $         --       $         --     1 $  4,490,009       $  4,490,009

TOTAL ASSETS                                                  $    360,537       $  2,748,956       $  4,230,686       $  7,340,179

ACCOUNTS PAYABLE AND ACCRUED EXPENSES                         $    991,885       $  2,077,238       $         --       $  3,069,123
DEFERRED INCOME                                               $         --       $     90,000       $         --       $     90,000
NOTES PAYABLE - RELATED PARTY                                 $     30,000       $         --       $     30,000
LINE OF CREDIT                                                $         --       $    600,978       $         --       $    600,978
CURRENT PORTION OF LONG-TERM DEBT                             $         --       $    205,303     2 $   (205,303)      $         --
DUE TO OFFICERS                                               $     23,687       $         --       $     23,687
WARRANTY LIABILITY                                            $    365,167       $         --       $         --       $    365,167
TOTAL CURRENT LIABILITIES                                     $  1,410,739       $  2,973,519       $   (205,303)      $  4,178,955

LONG-TERM DEBT                                                $         --       $  1,852,424     2 $   (248,705)      $  1,603,719
TOTAL LIABILITIES                                             $  1,410,739       $  4,825,943       $   (454,008)      $  5,782,674

PREFERRED STOCK                                               $         --       $         --     1 $        865       $        865
COMMON STOCK                                                  $     51,959       $     20,000 1,2   $    (18,813)      $     53,146
PAID-IN CAPITAL                                               $  8,385,401       $         -- 1,2,7 $  2,965,656       $ 11,351,057
NOTES RECEIVABLE OFFICERS                                     $ (1,682,374)      $         --       $         --       $ (1,682,374)
UNAMORTIZED CONSULTING FEES ATTRIBUTABLE TO SARS                                                  7 $   (360,000)      $   (360,000)
RETAINED EARNINGS                                             $ (7,805,188)      $ (2,096,987)    1 $  2,096,986       $ (7,805,189)
TOTAL STOCKHOLDERS' EQUITY                                    $ (1,050,202)      $ (2,076,987)      $  4,684,694       $  1,557,505

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $    360,537       $  2,748,956       $  4,230,686       $  7,340,179






SEE NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1999

                                                               HISTORICAL                            PRO FORMA
                                                               WORLDCAST          CABLETECH          ADJUSTMENTS         COMBINED

NET SALES                                                     $    132,503       $  5,686,215       $         --       $  5,818,718
COST OF GOODS SOLD                                            $    667,858       $  3,600,697       $         --       $  4,268,555
GROSS PROFIT                                                  $   (535,355)      $  2,085,518       $         --       $  1,550,163


SELLING GENERAL AND ADMINISTRATIVE EXPENSES                   $  3,173,650       $  2,100,667 3,4,8 $    341,349       $  5,274,317
OPEATING PROFIT                                               $ (3,709,005)      $    (15,149)      $   (341,349)      $ (3,724,154)

INTEREST EXPENSE                                              $    186,656       $    230,600 6,7   $    247,096       $    426,256
OTHER (INCOME) EXPENSE                                        $       (520)      $      9,454       $         --       $      8,934



NET EARNINGS                                                  $ (3,894,141)      $   (255,203)      $   (588,445)      $ (4,149,344)



SEE NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1999

                                                               HISTORICAL                            PRO FORMA
                                                               WORLDCAST          CABLETECH          ADJUSTMENTS         COMBINED

NET SALES                                                     $         --       $  5,474,037       $         --       $  5,474,037
COST OF GOODS SOLD                                            $         --          3,637,681       $         --       $  3,637,681
GROSS PROFIT                                                  $         --       $  1,836,356       $         --       $  1,836,356


SELLING GENERAL AND ADMINISTRATIVE EXPENSES                   $    663,311       $  1,355,049 3,4,8 $    170,674       $  2,018,360
OPEATING PROFIT                                               $   (663,311)      $    481,307       $   (170,674)      $   (182,004)

INTEREST EXPENSE                                              $    235,194       $    118,278 6,7   $    107,598       $    353,472
OTHER (INCOME) EXPENSE                                        $       (520)      $      9,454       $         --       $      8,934



NET EARNINGS                                                  $   (898,505)      $    362,007       $   (278,272)      $   (536,498)



SEE NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.

(1) The following adjustments give effect to the Cable Tech Acquisition. The aggregate purchase price paid by WorldCast in connection with the CableTech acquisition and related consideration is summarized below:


         AGGREGATE PURCHASE PRICE:
         865,067 Shares of Series B Convertible Preferred       $   800,100 (a)
         3,760,000 Stock Appreciation Rights                    $ 1,353,600 (b)
         Financial and advisory, accounting, legal
         and other costs                                            259,323
                                                                -----------
                                                                $ 2,413,023

         ALLOCATION OF PURCHASER PRICE

         Aggregate purchase price                               $ 2,413,023
         Net equity deficit of acquired company                   2,076,986 (c)
                                                                -----------

         Excess of cost over fair value of net assets acquired  $ 4,490,009
                                                                -----------


(a) Reflects the issuance of WorldCast Series Convertible preferred stock in exchange for all of the outstanding shares of Cable Tech common stock. The holder of the preferred stock is entitled to exchange one share of the preferred stock for 4.6245 shares of the Company's common stock. The Company valued the transaction as of the acquisition date based on the fair market value of its common stock ($.20). Should the Company fail to meet the following requirements the preferred shareholders will retain the right to elect a majority of the board of directors until such requirements are satisfied: 1) Obtain $5,000,000 of "Funding" as defined, 2) Increase Cable Tech's "Run Rate" by $5,000,000 during the 12 months ended June 30, 2001, 3) Obtain a listing of the Company's common stock on the OTC bulletin Board and 4) Settle all of Cable Tech's debts and obligation secured by the Company's former shareholder personal guarantee and settle the surety agreements as of June 30, 2000.

(b) Reflects the issuance of 3,760,000 WorldCast's stock appreciation rights. The SARs were issued in connection with a Consulting agreement between the Company and Cable Tech's former shareholder. As the rights granted in the SAR's immediately vested to the benefit of the former shareholder they were accounted for as part of the purchase price of Cable Tech by the Company. The SAR's may be converted into Company's common stock as of July 1, 2001 on a one for one basis. All of the SAR's can be put to the Company at a price of $.40 per SAR one year from the date of issuance. Based on the put provision and using a ten percent discount factor the Company assigned a value of $.36 per SAR.

(c) Reflects the Net Equity Deficit of Cable Tech as of June 30,2000 in accordance with requirements under Regulation S-B

(2) Reflects the issuance 1,187,104 shares of WorldCast common in exchange for the $454,008 owed to the former shareholder of Cable Tech

(3) Reflects the amortization of the excess of cost over the fair value of net assets acquired over 15 years for the year ended December 31,1999 and the six months ended June 30,2000 of approximately $331,400 and $165,700, respectively.

(4) Reflects the net effect of the reduction of wages ($600,000 per year) and cost of consulting fees ($20,833 per month) resulting from the resignation of the CEO and hiring of the same as a consultant.

(5) Reflects the reduction of interest expense as a result of the conversion of the loan to common stock as described in (2) above

(6) Reflects the guarantee fee incurred by the Company under the "Financial Accommodation Agreement" between the Company and the former Cable Tech shareholder at a rate of 20,833 per month. Under the terms of the agreement the fee is to be paid until personal guarantees given on certain debt due to a financial institution are no longer in effect.

(7) Reflects the issuance of 1,000,000 WorldCast's stock appreciation rights net of 3,000,000 rights that are subject to the "Claw Back" provisions as defined. These SARs were issued in connection with an addendum to the Consulting Agreement between the Company and Cable Tech's former shareholder discussed in 1(b) above. The addendum calls for the Consultant to render services in connection with assisting Cable Tech in identifying acquisition candidates for a period of one year commencing on July 1,2000. The SAR's may be converted into Company's common stock as of July 1, 2001 on a one for one basis. If the Company's common stock share price is $2.00 or more as of July 1, 2001 then the SAR's subject to the Claw Back provision will be canceled otherwise they will be released. As 3,000,000 of the SAR's are subjected to a future event they are deemed to be contingent consideration and the value of the consideration will be determined when the contingency is resolved. All other SAR's can be put to the Company at a price of $.40 per SAR one year from the date of issuance. Based on the put provision and using a ten percent discount factor the Company assigned a value of $.36 per SAR.

(8) Reflects the amortization of the prepaid consulting expense for the year ended December 31,1999 and the six months ended June 30,2000 of approximately $360,000 and $180,000, respectively.